CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 11, 2016 with respect to the consolidated financial statements, schedule and internal control over financial reporting of iPass Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2015, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.
/s/ GRANT THORNTON LLP
San Francisco, California
March 11, 2016